SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 3, 2003

ENTRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-24733	62-1670648
(Commission File Number)	(IRS Employer Identification No.)

One Hanover Park, Suite 800 16633 Dallas Parkway Addison, Texas	75001
(Address of Principal Executive Offices)	(Zip Code)

(972) 713-5800

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
99.1	Press Release of Entrust, Inc. dated April 3, 2003

Item 9. Regulation FD Disclosure.

In accordance with SEC Release No. 33-8216, the following information, which is intended to be furnished under “Item 12. Results of Operations and Financial Condition,” is instead being furnished under “Item 9. Regulation FD Disclosure.” The following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On April 3, 2003, Entrust, Inc. (“Entrust”) issued a press release providing preliminary financial results for the fiscal quarter ended March 31, 2003. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The press release contains non-GAAP financial measures. Under Regulation G adopted by the Securities and Exchange Commission effective March 28, 2003, a “non-GAAP financial measure” is defined as a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the company.

Management believes that the presentation of non-GAAP financial measures is useful to investors because such information excludes accounting charges (whether one-time or amortized over time) associated with Entrust’s past acquisitions and gives investors insight into the profitability of Entrust’s operating business. Management also believes that the presentation of non-GAAP financial measures is consistent with its past practice, as well as industry practice in general, and will enable investors and analysts to compare the current non-GAAP results with non-GAAP results from prior periods and with non-GAAP results from others in the industry.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRUST, INC.

Date: April 3, 2003	By:	/s/ David L. Thompson
David L. Thompson Senior Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Entrust, Inc. dated April 3, 2003